TRANSITION AGREEMENT AND RELEASE
This Transition Agreement and Release (this “Agreement”) is made and entered into as of August 23, 2018 (the “Effective Date”) by and between Paul Holt (“Employee”) and NantHealth, Inc., a Delaware corporation (the “Company”).
RECITALS
WHEREAS, Employee is currently employed by the Company as Chief Financial Officer and will be transitioning out of the Company on September 11, 2018 (the “Seperation Date”).
WHEREAS, the parties wish to provide for the orderly transition of Employee’s responsibilities with the Company and, to that end, Employee has agreed to provide support and assistance to the Company as may be needed following the Seperation Date.
NOW, THEREFORE, in consideration of the mutual promises and representations contained herein, the parties understand and agree as follows:
AGREEMENT AND RELEASE
1.    Term. This Agreement shall commence as of the Seperation Date and shall continue in effect until December 31, 2018 (such period, the “Term”), on which date this Agreement will terminate. Sections 1 and 3-16 (inclusive) shall survive the termination of this Agreement.
2.    Transition Assistance. Employee agrees to provide such assistance and general advice to the Company during the Term as the Company may reasonably request in order to facilitate an orderly transition of Employee’s responsibilities. Without limiting the generality of the foregoing, Employee will assist the Company in its implementation of its long-term strategic plans efforts. Employee will not have any authority to bind the Company or any of its affiliates or affiliated-companies.
3.    Compensation; Benefits; Severance and Other Payments.
(a)    Provided Employee has not (i) revoked this Agreement during the seven-day period described in Section 13(c) below or (ii) breached this Agreement, whether during the Term or thereafter, the Company will pay Employee severance in four equal payments of $12,000 (less applicable withholding taxes and other amounts required to be withheld) on September 30, 2018, October 31, 2018, November 30, 2018 and December 31, 2018.
(b)    Provided Employee has not (i) revoked this Agreement during the seven-day period described in Section 13(c) below or (ii) breached this Agreement, the Company shall promptly reimburse Employee for the “employer” portion of any COBRA premiums for Employee and his eligible dependents paid by Employee during the Term, subject to Employee’s submission of appropriate documentation. (The “employer” portion of such monthly premiums shall be equal to the amount that the Company currently contributes toward the monthly group health insurance premiums for Employee and his eligible dependents.)
(c)    The Company will pay or reimburse Employee for all business expenses reasonably incurred by Employee in connection with Company business in accordance with the policies of the Company as may be in effect from time to time, including presentation of receipts or other backup documentation; provided, that Employee has submitted written expense reimbursement requests with appropriate backup documentation prior to January 31, 2019.
(d)    Employee acknowledges and agrees that, except as set forth in this Agreement, Employee is not entitled to further compensation, equity or benefits under Employee’s employment letter agreement dated March 16, 2015 (the “Employment Agreement”) or otherwise relating to Employee’s (i) employment by the Company or (ii) current positions with the Company.
4.    Covenants.
(a)    Employee agrees that Employee will not, directly or indirectly, individually or in concert with others, engage in any conduct or make any statement calculated or likely to have the effect of undermining, disparaging, defaming, criticizing, reflecting poorly or otherwise harming the business, business reputation or goodwill of the Company (or any of its subsidiaries or affiliates) or their respective officers, directors, employees, customers or suppliers, including, without limitation, negative comments about any such company, its management methods, policies and/or practices. The Company agrees that none of its directors or officers will, directly or indirectly, individually or in concert with others, engage in any conduct or make any statement calculated or likely to have the effect of undermining, disparaging, defaming, criticizing, reflecting poorly or otherwise harming Employee’s reputation. Notwithstanding the foregoing, nothing herein shall prohibit Employee or the Company’s officers or directors from responding accurately and fully to any question, inquiry or request made in connection with any governmental inquiry, investigation, review, audit or proceeding, or as otherwise required by law or making claims that are not expressly released herein.
(b)    Employee hereby acknowledges and reaffirms Employee’s confidentiality obligations to the Company, as an individual who was and may continue to be privy to trade secrets and other proprietary information of the Company. Employee agrees to comply with the provisions of the Employee Proprietary Information and Invention Assignment Agreement (the “Confidentiality Agreement”) which Employee signed at the time of hire, which is incorporated by reference herein. Without limiting the generality of the foregoing, Employee agrees to complete, execute and deliver to the Company the Termination Certificate attached to the Confidentiality Agreement within five (5) business days after the end of the Term.
(c)    Employee agrees that all property (including, without limitation, all equipment, computer hardware, software and disks, cellular telephone, Blackberry, credit cards, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) furnished to or created or prepared by Employee incident to Employee’s employment belongs to the Company and shall be promptly returned to the Company at or prior to the end of the Term.
(e)    Employee shall reasonably cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Employee’s employment by the Company; provided, that (i) the Company provides Employee with reasonable notice and the timing and location of such cooperation shall be in a manner that does not interfere in any material respect with Employee’s business or personal obligations; and (ii) the Company shall reimburse Employee for any reasonable and documented out-of-pocket fees and expenses incurred by Employee in connection with such cooperation.
(f)    Employee agrees that the terms of this Agreement and the discussions that led to its creation and execution are to remain strictly confidential and shall not be disclosed or communicated to any person, unless disclosure is required by law or a court order; provided, that Employee may disclose the terms of this Agreement to Employee’s attorney, tax advisor and spouse, who must also maintain the confidentiality of this Agreement; provided further, that Employee may disclose to other employees, any third parties, or the public, that he has resigned from his employment for personal reasons. A breach of this provision shall be considered a material breach.
5.    Arbitration. Employee and the Company agree that all disputes, controversies and claims arising out of, relating to or connected with this Agreement, or alleged breach thereof or otherwise arising out of or related to this Agreement, shall be resolved exclusively through arbitration before a single arbitrator and administered by JAMS in accordance with its then-existing Employment Arbitration Rules & Procedures. Such arbitration shall take place in Los Angeles, California, unless another venue is selected by mutual agreement of the parties. All arbitration awards shall be final and binding upon the parties, and any judgment upon such an award may be entered and enforced in any court of competent jurisdiction located in California or otherwise. The prevailing party in any litigation between the parties shall be entitled to an award of its costs and expenses incurred in such litigation, including its reasonable attorneys’ fees.
6.    Equitable Relief. Notwithstanding Section 5 above, Employee acknowledges that the Company is relying for its protection upon the existence and validity of the provisions of this Agreement, that the protections afforded by Section 4 are of a special, unique and extraordinary character, and that irreparable injury will result to the Company from any violation or continuing violation of the provisions of Section 4 for which damages may not be an adequate remedy. Accordingly, Employee hereby agrees that in addition to the remedies available to the Company by law or under this Agreement, the Company shall be entitled to obtain such equitable relief as may be permitted by law in a court of competent jurisdiction including, without limitation, injunctive relief from any violation or continuing violation by Employee of any term or provision of Section 4.
7.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal substantive laws (and not the laws of conflicts) of the State of California.
8.    Entire Agreement. It is understood, acknowledged and agreed that there are no oral agreements between the parties hereto or their affiliates and that this Agreement constitutes the parties’ and their affiliates’ entire agreement regarding the subjects covered by this Agreement and supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings between the parties hereto and their affiliates regarding such subjects (including the Employment Agreement), and none thereof shall be used to interpret or construe this Agreement. This Agreement and the Confidentiality Agreement contain all of the terms, covenants, conditions, warranties and agreements of the parties and their affiliates, and such agreements shall be considered to be the only agreement between the parties hereto and their affiliates and their respective representatives and agents with respect thereto. Except as expressly stated in this Agreement, no party or its affiliates has made any statement, promise or representation to the other party or its affiliates regarding any fact, which statement, promise or representation is relied upon by the other party in entering into this Agreement.
9.    Assignability.
(a)    This Agreement shall be binding upon Employee and Employee’s heirs, administrators, representatives, executors, agents, successors and assigns, and shall inure to the benefit of the Company and its subsidiaries, divisions, affiliates, successors and assigns. Without limiting the generality of the foregoing, in the event the Company shall merge or consolidate with any other corporation, partnership or business entity, or all or substantially all of the Company’s business or assets shall be transferred in any manner to any other corporation, partnership or business entity, then such successor to the Company shall thereupon succeed to, and be subject to, all rights, interests, duties and obligations of, and shall thereafter be deemed for all purposes hereof to be, the “Company” under this Agreement.
(b)    Except as set forth in this Section 9 and Section 13, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any person, other than the parties to this Agreement, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition of this Agreement.
10.    Amendments; Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants of this Agreement may be waived only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.
11.    Notice. All notices, requests or consents required or permitted under this Agreement shall be made in writing and shall be given to the other party by personal delivery, registered or certified mail (with return receipt), overnight air courier (with receipt signature) or facsimile transmission (with “answerback” confirmation of transmission), sent to such party’s addresses or telecopy numbers as are set forth below such party’s signature to this Agreement, or such other addresses or telecopy numbers of which the parties have given notice pursuant to this Section 11. Each such notice, request or consent shall be deemed effective upon the date of actual receipt, receipt signature or confirmation of transmission, as applicable (or if given by registered or certified mail, upon the earlier of (i) actual receipt or (ii) three (3) days after deposit thereof in the United States mail).
12.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
13.    General Release.
(a)    In consideration for the payments and benefits and other terms described herein, Employee hereby knowingly and voluntarily releases, waives and discharges the Company and any subsidiaries or affiliates thereof (including NantWorks, LLC and California Capital Equity, LLC) and their respective directors, officers, employees, benefit plans and administrators, successors and assigns (collectively, the “Released Parties”) from any and all claims (including any claims for equity), causes of action, demands, obligations, damages, losses, actions, expenses and liabilities of any kind, legal and equitable, whether known or unknown, at law or in equity, arising out of Employee’s employment with the Company and the termination thereof. This Release is to be broadly construed so as to resolve all pending or potential disputes including, but without limiting the generality of the foregoing, any and all claims under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the Equal Pay Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the discrimination and wage payment laws of the State of California, and any other federal, state or local statute, rule, regulation, ordinance, public policy or principle of common law, and any and all claims based upon alleged wrongful discharge, constructive discharge, tortious interference, employment discrimination on any basis, harassment on any basis, retaliation on any basis, defamation, fraud, breach of contract (express or implied), emotional distress, negligence, invasion of privacy and all claims for compensatory damages, punitive damages, attorneys’ fees, salary, commissions, bonuses, expense reimbursements, severance payments, deferred compensation payments, health benefits, retirement benefits, vacation pay, holiday pay, sick pay and any other wages or monies due. Notwithstanding the foregoing, Employee does not waive any rights

Employee may have (i) to enforce the terms of this Agreement, (ii) to amounts or benefits to be paid or provided under this Agreement or any Company-sponsored employee benefit plan, including, but not limited to, any 401(k) or other retirement plan, (iii) as an equityholder of the Company, or (iv) to be indemnified by the Company to the fullest extent allowed by statute (including, without limitation, California Labor Code Section 2802), contract, or common law from and against any claims that are or may be made against Employee based on any actual or alleged acts or omissions by Employee that arise out of or relate to Employee’s employment by the Company.
(b)    Employee represents and agrees that he has not and will not file or initiate any legal proceedings, complaints or charges of any kind to the extent such claims are expressly released herein with any court or governmental or administrative agency against any one or more of the Released Parties relating to his employment or positions with the Company, and that he will not participate in or accept any monies from any such action either in his individual capacity or as part of a representative or class action. Employee further agrees that he will not solicit, encourage, assist or cooperate in any proceedings, complaints or charges against the Company or any other Released Party brought by any other person or entity to the extent such proceedings, complaints or charges are expressly released herein, unless specifically subpoenaed to appear or otherwise required by court order or in an official governmental investigation or otherwise required by law. The Company and the other Released Parties shall be entitled to plead this Release as a complete defense to any claim or entitlement relating to claims released herein which hereafter may be asserted by Employee or other persons or agencies acting on his behalf in any suit or claim against the Company or any other Released Party. In the event that Employee sues the Company or any other Released Party in violation of this Agreement, Employee agrees and acknowledges that he will pay such Released Party its litigation costs and expenses, including reasonable attorneys’ fees, associated with its defense. Employee understands that nothing in this Agreement precludes him from filing a charge with or participating in an investigation by the Equal Employment Opportunity Commission, the Securities & Exchange Commission, or any other government or administrative agency; provided, however, Employee hereby waives any right to receive any monetary award resulting from such a charge or investigation to the extent such charge or investigation results from a claim that is expressly released herein.
(c)    Employee understands and acknowledges that:
(i)    This Agreement constitutes a voluntary waiver of any and all rights and claims Employee has or may have against the Released Parties arising under the Age Discrimination in Employment Act, 29 U.S.C. § 623 et seq.;
(ii)    Employee is waiving these substantive rights and claims pursuant to this Agreement in exchange for consideration, the value of which exceeds any payment or remuneration to which Employee was already entitled;
(iii)    Employee is hereby advised that Employee may consult with an attorney of Employee’s choosing concerning this Agreement prior to executing it;
(iv)    Employee has been afforded a period of at least twenty-one (21) days to consider the terms of this Agreement, and in the event Employee should decide to execute this Agreement in less than twenty-one (21) days, Employee has done so with the express understanding that Employee has been given and declined the opportunity to consider this Agreement for a full twenty-one (21) days; and
(v)    Employee may revoke this Agreement at any time during the seven (7) days following the date of execution of this Agreement, and this Agreement shall not become effective or enforceable until such revocation period has expired. Any revocation must be in writing and must be delivered, either by hand, overnight courier, or certified mail, return receipt requested, to the Company.
(d)    Nothing contained in this Agreement waives any claim that may arise after the date on which Employee signs this Agreement.
(e)    Employee acknowledges and agrees that this Agreement is not to be construed nor deemed in any way as an admission of any liability, whatsoever, by any one or more of the Released Parties. The Company specifically denies that it has any liability to or that it has done any wrongful, harassing or discriminatory acts against Employee on the part of itself or its officers, directors, employees and agents.
(f)    1542 Waiver. Employee hereby relinquishes and waives all rights conferred upon him by the provisions of Section 1542 of the Civil Code of the State of California, which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
Employee acknowledges that he is aware that he may hereafter discover facts different from or in addition to those which he or his attorneys now know or believe to be true with respect to the matters released in this Section 13, and agrees that the releases so given in this Section 13 will be and remain in effect as a full and complete release of the respective claims, notwithstanding any such different or additional facts. Employee acknowledges and agrees that these waivers are essential and material terms of this Agreement and the release provisions contained herein, and that without such waivers the settlement described in this Agreement would not have been entered into.
14.    Construction. Employee and Company acknowledge and agree that (a) each party has actively participated in the drafting, preparation and negotiation of this Agreement, (b) each party has consulted (or had the opportunity to consult) with such party’s own, independent counsel, and such other professional advisors as such party has deemed appropriate, relating to any and all matters contemplated under this Agreement, (c) each such party and such party’s counsel and advisors have reviewed (or had the opportunity to review) this Agreement, (d) each such party has agreed to enter into this Agreement following such review (or opportunity to review) and the rendering of such advice and (e) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, or any portions hereof, or any amendments hereto.
15.    Counterparts. This Agreement may be executed in one or more counterparts, and all of such counterparts shall constitute one and the same agreement. The parties agree that facsimile or electronic signatures shall be as effective as if originals.
16.    Employee acknowledges that he is free to seek advice from independent counsel with respect to this Agreement. Employee has either obtained such advice or, after carefully reviewing this Agreement, has decided to forego such advice. Employee is not relying on any representation or advice from the Company or any of its officers, directors, attorneys or other representatives regarding this Agreement, its content or effect.
IN WITNESS WHEREOF, the parties hereto have executed this Transition Agreement and General Release as of the date first above written.
NANTHEALTH, INC.

By: /s/ Ron Louk
Name: Ron Louks
Title: Chief Operating Officer

Address for Notices:

NantHealth, Inc.
9920 Jefferson Boulevard
Culver City, California 90232
Attention: General Counsel

/s/ Paul Holt
Paul Holt